THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER SAID ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

VYSTAR CORPORATION
PROMISSORY NOTE

March 11, 2011	$_________

FOR VALUE RECEIVED, the undersigned, VYSTAR CORPORATION, a Georgia corporation, and its successors and assigns (the “Company”), hereby promises to pay to the order of ________________ (together with each assignee, successor or transferee thereof, “Holder”) the principal amount of ______________________ AND NO/100 DOLLARS ($_______), together with interest thereon calculated from January 1, 2011 in accordance with the provisions of this Promissory Note (the “Note”).

1.           Interest.  Interest shall accrue at a rate of ten percent (10%) per annum (calculated on the basis of a 365 day year) on the unpaid principal amount of this Note outstanding from time to time. Interest shall accrue from January 1, 2011 and be payable at Maturity, unless converted as described below.

2.           Payments of Principal on Note.

(a)
Optional Prepayments.  Upon fifteen (15) days prior written notice, the Company may, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of, or interest on, this Note. In connection with each prepayment of principal hereunder, the Company shall also pay all proportionate accrued interest on the principal amount of this Note being repaid.

(b)	Maturity. The entire outstanding principal balance on this Note and accrued interest shall be due and payable March 11, 2013 (the “Maturity Date”), unless converted as described below.

3.           Warrants.  For each original principal amount of $25,000 in this Note, the Holder will also receive warrants to purchase 10,000 shares of common stock at $0.68 per share, exercisable at any time through March 11, 2013.

4.           Conversion.  The principal balance of this Note and accrued interest on this Note may be convertible, at any time until Maturity, into Vystar common stock at $0.68 per share at the Holder’s option.

5.           Events of Default.

(a)	Definition. An Event of Default shall be deemed to have occurred under this Note if:

(i)           Subject to the last sentence of Section 1 above, the Company fails to pay when due and payable the full amount of interest then accrued on this Note or the full amount of any principal payment on this Note and such default continues for thirty (30) days; or

(ii)           The Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company, or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (A) the Company by any act indicates its approval thereof; consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within sixty (60) days.

The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(b)
Consequences of Events of Default. If an Event of Default of the type described in Section 5(a)(i) has occurred and is continuing, Holder may declare the outstanding principal amount of this Note (together with all accrued but unpaid interest thereon and all other amounts due in connection therewith) due and payable and demand immediate payment thereof.  If an Event of Default of the type described in Section 5(a)(ii) has occurred, the aggregate principal amount of this Note (together with all accrued interest hereon) shall become immediately due and payable without any action on the part of Holder, and the Company shall immediately pay to Holder all amounts due and payable with respect to this Note. Holder shall also have any other rights which Holder may have been afforded pursuant to applicable law.

6.           Amendment and Waiver.  Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of Holder.

7.           Cancellation.  After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

8.           Payments. All payments to be made to Holder shall be made in the lawful money of the United States of America in immediately available funds.

9.           Place of Payment.  Payments of principal and interest shall be delivered to Holder at such address as is specified by prior written notice by Holder to the Company.

10.           Collection.  In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, the Company and any endorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all reasonable attorneys’ fees and all court costs.

11.           Governing Law.  All questions concerning the construction, validity and interpretation of this Note will be governed by and construed in accordance with the laws of the State of Georgia.

12.           Waiver of Presentment, Demand and Dishonor.  The Company hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement or exemption, now provided or that hereafter may be provided by any federal or applicable state statute, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals, and modifications hereof.

13.           Business Days.  If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of Georgia, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

14.           Replacement.  Upon receipt of evidence reasonably satisfactory to the Company of the mutilation, destruction, loss or theft of this Note and the ownership thereof, and, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company shall, upon the written request of Holder, execute and deliver in replacement thereof a new Note in the same form, in the same original principal amount and dated the same date as this Note so mutilated, destroyed, lost or stolen, and such Note so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder.

15.           Remedies.  No remedy herein conferred upon Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

16.           Usury Laws.  It is the intention of the Company and Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by Holder resulting from an Event of Default, voluntary prepayment by the Company or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of Holder either be refunded to the Company or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be refunded to the Company. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be refunded to the Company.

IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first above written.

VYSTAR CORPORATION

By:

Name:

Title: